Exhibit 99.4
Combined Financial Statements
Pharmacy Benefit Management Business of WellPoint, Inc.
Years Ended December 31, 2008, 2007 and 2006
With Report of Independent Registered Public Accounting Firm

Pharmacy Benefit Management Business of WellPoint, Inc.
Combined Financial Statements
Years Ended December 31, 2008, 2007 and 2006

Ernst & Young LLP 111 Monument Circle, Suite 2600 P.O. Box 44972 Indianapolis, Indiana 46204-2094 Tel: 317 681 7000 Fax: 317 681 7216 www.ey.com
Report of Independent Registered Public Accounting Firm
The Parent Company
Pharmacy Benefit Management Business of WellPoint, Inc.
We have audited the accompanying combined balance sheets of the Pharmacy Benefit Management Business of WellPoint, Inc. (the “Company”), as of December 31, 2008, 2007 and 2006, and the related combined statements of income, cash flows and parent company’s net investment for each of the three years in the period ended December 31, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Pharmacy Benefit Management Business of WellPoint, Inc. at December 31, 2008, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.
May 5, 2009

Pharmacy Benefit Management Business of WellPoint, Inc.
Combined Balance Sheets
(In thousands)

	December 31
	2008	2007	2006
Assets
Current assets:
Cash and cash equivalents	$6,807	$186,243	$17,085
Rebates receivable, net	705,905	596,932	559,703
Other receivables, net	84,999	73,977	70,354
Drug inventories	69,173	49,904	30,035
Receivable from related parties	460,571	210,029	334,648
Deferred tax assets, net	19,767	19,507	23,307
Prepaid expenses	1,990	1,949	1,868

Total current assets	1,349,212	1,138,541	1,037,000
Property and equipment, net	56,218	39,164	17,774
Goodwill	165,072	166,195	167,793
Other intangible assets	129,560	137,762	146,617
Other noncurrent assets	593	297	286

Total assets	$1,700,655	$1,481,959	$1,369,470

Liabilities and parent company’s net investment
Liabilities
Current liabilities:
Rebates payable:
Rebates payable to related parties	$559,908	$499,428	$446,394
Rebates payable to unrelated parties	81,548	65,667	71,332

Total rebates payable	641,456	565,095	517,726
Claims and drugs payable	113,863	72,802	70,657
Unearned income	6,894	5,559	2,123
Unearned discounts, current portion	1,380	1,200	1,200
Income taxes payable	115,272	69,704	37,748
Other current liabilities	124,326	155,493	166,374

Total current liabilities	1,003,191	869,853	795,828
Unearned discounts	937	1,777	2,977
Deferred tax liability, net	54,787	51,759	55,300
Other noncurrent liabilities	2,593	1,696	—

Total liabilities	1,061,508	925,085	854,105

Total parent company’s net investment	639,147	556,874	515,365

Total liabilities and parent company’s net investment	$1,700,655	$1,481,959	$1,369,470

See accompanying notes.

Pharmacy Benefit Management Business of WellPoint, Inc.
Combined Statements of Income
(In thousands)

	Years ended December 31
	2008	2007	2006
Revenues
Retail pharmacy revenue	$14,405,784	$12,859,892	$12,130,743
Mail order revenue	2,610,503	2,309,166	2,035,709
Administrative fees	160,530	136,051	126,853

Total operating revenue	17,176,817	15,305,109	14,293,305
Net investment income	1,280	3,180	9,248

Total revenues	17,178,097	15,308,289	14,302,553

Expenses
Cost of drugs	16,408,091	14,660,554	13,742,880
General and administrative expense	409,640	343,988	296,815
Amortization of other intangible assets	8,202	8,855	9,311

Total expenses	16,825,933	15,013,397	14,049,006

Income before income tax expense	352,164	294,892	253,547
Income tax expense	124,891	103,383	91,924

Net income	$227,273	$191,509	$161,623

See accompanying notes.

Pharmacy Benefit Management Business of WellPoint, Inc.
Combined Statements of Cash Flows
(In thousands)

	Years ended December 31
	2008	2007	2006
Operating activities
Net income	$227,273	$191,509	$161,623
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	6,515	5,466	4,343
Amortization	10,174	10,912	12,069
Deferred income taxes	2,768	259	(7,160)
Changes in operating assets and liabilities:
Accounts receivable, net	(119,995)	(40,852)	(119,272)
Drug inventories	(19,269)	(19,869)	(8,171)
Due from affiliates	(249,419)	126,217	(230,239)
Prepaid expenses and other assets	(337)	(92)	(1,418)
Rebates payable	76,361	47,369	108,353
Claims payable	41,061	2,145	19,884
Unearned income	1,335	3,436	944
Unearned discounts	(660)	(1,200)	(1,200)
Income taxes payable	45,568	31,956	20,580
Other liabilities	(30,270)	(9,185)	11,298

Net cash (used in) provided by operating activities	(8,895)	348,071	(28,366)

Investing activities
Purchases of property and equipment	(25,541)	(28,913)	(5,894)

Net cash used in investing activities	(25,541)	(28,913)	(5,894)

Financing activities
Distributions to parent company	(145,000)	(150,000)	(65,000)

Net cash used in financing activities	(145,000)	(150,000)	(65,000)

Net change in cash and cash equivalents	(179,436)	169,158	(99,260)
Cash and cash equivalents at beginning of year	186,243	17,085	116,345

Cash and cash equivalents at end of year	$6,807	$186,243	$17,085

See accompanying notes.

Pharmacy Benefit Management Business of WellPoint, Inc.
Combined Statements of Parent Company’s Net Investment
(In thousands)

Total Parent
Company’s Net
Investment
January 1, 2006	$418,742
Net income	161,623
Distributions to parent company	(65,000)

December 31, 2006	515,365
Net income	191,509
Distributions to parent company	(150,000)

December 31, 2007	556,874
Net income	227,273
Distributions to parent company	(145,000)

December 31, 2008	$639,147

See accompanying notes.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
1. Basis of Presentation
The Pharmacy Benefit Management business, or PBM business, of WellPoint, Inc., or WellPoint, provides integrated PBM services to affiliated WellPoint health plans as well as to unaffiliated health insurers and third-party administrators. PBM services include retail pharmacy network development and management; retail network claims processing; mail order pharmacy services; formulary development and management; distribution of specialty drugs; and rebate negotiation and management.
References to the terms “we,” “us,” “our” or the “PBM business” used throughout these notes to financial statements refer to WellPoint’s combined PBM operations.
The accompanying combined financial statements are presented on a carve-out basis and reflect the assets, liabilities, revenues and expenses that were directly attributable to the PBM business, and include the accounts of the legal entities of NextRx, LLC, NextRx, Inc. and NextRx Services, Inc., each of which is ultimately wholly owned by WellPoint and is directly wholly owned by certain of WellPoint’s consolidated subsidiaries.
The combined financial statements are prepared in conformity with U.S. generally accepted accounting principles, or GAAP. Significant intercompany accounts and transactions within the PBM business have been eliminated. Transactions between the PBM business and WellPoint have been included in the combined financial statements. Parent Company’s Net Investment represents the interest of WellPoint in the net carrying value of the assets and liabilities of the PBM business and is presented in lieu of stockholder’s equity.
On April 9, 2009, WellPoint signed a definitive agreement to sell its PBM business to Express Scripts, Inc., or Express. The accompanying combined financial statements have been prepared as a requirement of that definitive agreement, and represent the financial condition, results of operations and cash flows of our PBM business. As the PBM business represents operations of subsidiaries of WellPoint, in accordance with normal operating policies of WellPoint, certain shared services and corporate costs have been allocated to the PBM business in these combined financial statements. Accordingly, the accompanying combined financial statements may not necessarily reflect the financial condition, results of operations and cash flows of the PBM business as if it had operated as a stand-alone entity. In addition, the combined financial statements may not necessarily be indicative of future results of the PBM business.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
1. Basis of Presentation (continued)
Whenever possible, the direct costs associated with the PBM business are reflected in the combined financial statements. In addition, as discussed in the preceding paragraph, certain costs are allocated to the PBM business by WellPoint. Such allocations include employee costs of shared service personnel, WellPoint management, lease costs, share-based compensation, enterprise wide information technology and eBusiness support, public relations and actuarial services. These costs approximate the actual cost of providing these services and are allocated based on pharmacy membership or employee headcount, and management of the PBM business believes the allocations are reasonable. See Note 7, Related-Party Transactions, for further discussion of allocated costs.
2. Significant Accounting Policies
Use of Estimates
The preparation of the combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.
Concentrations of Business Risk
We have an agreement with a primary pharmaceutical wholesaler. Under this agreement, we purchase prescription drugs for our specialty drug and mail order businesses from this wholesaler, which represented approximately 91%, 94% and 97% of our total drug purchases in 2008, 2007 and 2006, respectively.
Revenue Recognition
Revenues are earned by dispensing mail order or specialty drug prescriptions, by processing claims for prescriptions filled by network retail pharmacies, and by providing services to drug manufacturers, including administration of rebate programs and establishment of formulary drug listings. All of these activities are based on contractual arrangements. We evaluate client contracts using guidance provided by Emerging Issues Task Force No. 99-19, Reporting Gross Revenue as a Principal vs. Net as an Agent, or EITF 99-19, to determine if we act as a principal or agent in our activities with network retail pharmacies. When we have a contractual obligation to health plans or their members to pay network retail pharmacies, we act as a principal and

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
2. Significant Accounting Policies (continued)
report our revenue gross to reflect the cost of the prescription drugs (including member co-payments) as well as administrative fees. Indicators of a principal relationship include separate contractual relationships with members and pharmacies, responsibility to confirm member eligibility, manage a pharmacy claim through the dispensing process and accepting credit risk for amounts due from health plans or members. An amount corresponding with the gross revenue recognized is also reported in cost of drugs.
We have agreements with affiliated WellPoint health plans to provide PBM products and services to the health plans’ members. The financial provisions in these agreements vary and range from reimbursements at cost to reimbursements at cost plus a profit margin. For purposes of these combined financial statements, revenues from affiliated health plans are based on internal rates that, in management’s judgment, reflect a reasonable and consistent profit margin and which have been used historically by WellPoint in their internal management and segment reporting of the PBM business. This approach increased income before income tax expense and receivable from related parties by $149,132, $95,828 and $63,273 in 2008, 2007 and 2006, respectively.
Retail Pharmacy Revenues
Revenues from processing claims for prescription drug orders filled by network retail pharmacies are recorded gross as retail pharmacy revenue. These revenues are recognized when the prescription is filled at the pharmacy and we have processed the corresponding payment to the pharmacy. Rebates associated with our retail pharmacy services that are retained by the PBM business are recognized as a reduction of cost of drugs.
Mail Order Revenues
Revenues from dispensing mail order and specialty drug prescriptions are recorded when we ship prescription drug orders. At the time of shipment, the earnings process is complete, the obligation of our customer to pay for the drug is fixed, and, due to the nature of the product, the member may not return the drugs or receive a refund. Rebates associated with our mail order pharmacy services that are retained by the PBM business are recognized as a reduction of cost of drugs.
Administrative Fees
We recognize administrative fees for services performed in processing a client’s pharmacy claims and for rebate retention and administration.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
2. Significant Accounting Policies (continued)
Administrative fees from processing claims filled by network retail pharmacies for 2008, 2007 and 2006 were $155,244, $128,689 and $120,052, respectively. The administrative fee is earned for services rendered in the course of processing the claim, including confirming member eligibility, performing drug utilization and interaction review, performing clinical review and intervention, communicating plan provisions to the pharmacy, directing payment to the pharmacy, and billing affiliated and other health plans served. We recognize revenue and accounts receivable as claims are processed.
Administrative fees from rebate retention and administration were $5,286, $7,362 and $6,801 for 2008, 2007 and 2006, respectively. Revenues for administration of rebate programs are recorded as administrative fee revenue when prescription drug orders are dispensed and the corresponding claims are processed.
Rebates
Rebates earned and the associated receivable from drug manufacturers are estimated quarterly based on the number of prescriptions subject to rebates and the rebate per prescription. Estimated rebates and accounts receivable are adjusted to actual when the number of prescriptions subject to rebates and rebate per prescription has been determined and the billings to the drug manufacturers have been completed. Unbilled rebates are estimated and accrued at the end of each reporting period. Included in rebates receivable at December 31, 2008, 2007 and 2006, are unbilled receivables of $389,652, $319,964 and $290,078, respectively.
We record a portion of rebates earned as payable to the health plans served at the time unbilled rebates receivable are recorded. The amounts due to the health plans served are estimated based on agreed-upon sharing percentages and the estimate of rebates receivable (both billed and unbilled) from the drug manufacturers. These estimates are adjusted to actual when amounts are received from manufacturers.
Receivables
Receivables include rebates receivable and other receivables. Rebates receivable are uncollected amounts due from drug manufacturers for rebates and other administrative fees. Other receivables include amounts due from customers for mail order and specialty drug prescriptions filled and reimbursement of retail claims processed. The rebates and other receivables are recorded net of an allowance for uncollectible amounts of $48,170, $59,262 and $46,832 at

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
2. Significant Accounting Policies (continued)
December 31, 2008, 2007 and 2006, respectively. The allowance for doubtful accounts is based on historical collection trends as well as management’s judgment regarding the ability to collect specific rebate accounts and the potential for rebate audit adjustments.
Intercompany Transactions
Intercompany transactions between the PBM business and WellPoint have been included in these combined financial statements, and the effect of future settlement of these intercompany transactions is reflected in the combined balance sheets as receivable from related parties.
Included in receivable from related parties at December 31, 2008, 2007 and 2006, are $239,935, $131,697 and $50,544, respectively, principally related to adjustments to revenues from affiliated health plans. These adjustments are reflected as intercompany transactions. WellPoint is required to settle this receivable in connection with provisions contained in the definitive agreement with Express.
The PBM business maintains certain cash accounts; however, the PBM business participates in WellPoint’s centralized cash management system, whereby, cash is moved between WellPoint and the PBM business to meet liquidity needs. WellPoint generally reflects payments to or from the PBM business as intercompany transactions and does not distinguish these payments as capital contributed or distributed. Similarly, since none of WellPoint’s debt at the corporate level is specifically used for the PBM business, none of WellPoint’s debt has been allocated to the PBM business’ combined balance sheets and WellPoint did not charge or allocate interest to the PBM business for the periods presented. See Note 7, Related-Party Transactions, for analysis of the intercompany transactions with related parties.
Cost of Drugs and Unearned Discounts
Cost of drugs includes the cost of pharmaceuticals dispensed through the mail order and specialty drug pharmacy, net of purchase discounts earned and the gross-up of prescriptions filled by network retail pharmacies, net of the associated rebates earned.
In June 2005, we executed a multi-year purchasing contract with our primary pharmaceutical wholesaler resulting in advance purchase discounts of $6,000. In connection with this contract, we received cash of $6,000 which represented advance purchase discounts. In addition, upon successful completion of the original agreement, we were to receive a discount of $1,500. In

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
2. Significant Accounting Policies (continued)
April 2008, we executed an amended multi-year purchasing contract with the same primary pharmaceutical wholesaler. The amendment extended the term of the agreement to December 2011. Under the terms of the amended agreement, we received the agreement completion discount of $1,500, of which $825 had been earned as of the date of execution of the amended contract, while $675 was unearned. In the event that the contract is terminated by us, we would be obligated to refund a portion of the cash consideration based on the amount of time remaining on the contract. Accordingly, the advance payment of purchase discounts has been recorded as an unearned discount on the combined balance sheets and is recognized as a reduction of cost of drugs over the term of the contract. During 2008, 2007 and 2006, we amortized $1,335, $1,200 and $1,200 against cost of drugs related to the unearned discounts. The remaining unearned discount at December 31, 2008, is $1,777 and will be earned through July 2010. The remaining unearned discount on the amended contract at December 31, 2008, is $540 and will be earned through December 2011.
Cash Equivalents
Cash equivalents primarily consist of highly rated money market funds with maturities of three months or less.
In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“FAS”) No. 157, Fair Value Measurements, or FAS 157. FAS 157 does not require any new fair value measurements; rather, it defines fair value, establishes a framework for measuring fair value in accordance with existing GAAP and expands disclosures about fair value measurements. We adopted FAS 157 on January 1, 2008. The adoption of FAS 157 did not have an impact on our financial position or operating results. Assets and liabilities recorded at fair value in the combined balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair value. The only balance subject to FAS 157 in our combined balance sheets is cash equivalents. Money market funds that are classified as cash equivalents in our combined balance sheets are purchased daily at par value with specified yield rates. Due to the high ratings and short-term nature of the funds, we consider all cash equivalents as Level I inputs.
Drug Inventories
Drug inventories consist of purchased pharmaceuticals and medical supplies for use in our specialty drug and mail order business that are stated at the lower of cost (using first-in, first-out method) or market.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
2. Significant Accounting Policies (continued)
Goodwill and Other Intangible Assets
We follow guidance provided by FAS No. 141, Business Combinations, or FAS 141, and FAS 142, Goodwill and Other Intangible Assets, or FAS 142. FAS 141 requires business combinations to be accounted for using the purchase method of accounting and it also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill. Goodwill represents the excess of the cost of acquisition over the fair value of net assets acquired. Other intangible assets represent the values assigned to subscriber bases and trademarks. Values for goodwill and other intangible assets were determined based on the relative fair value of the components of the businesses acquired.
Under FAS 142, goodwill and other intangible assets with indefinite lives are not amortized but are tested for impairment at least annually. Our impairment tests require us to make assumptions and judgments regarding the estimated fair value of the underlying business, including goodwill and other intangible assets with indefinite lives.
Property and Equipment
Property and equipment is recorded at cost, net of accumulated depreciation. Depreciation is computed principally by the straight-line method over the estimated useful lives ranging from 15 to 39 years for buildings and improvements, three to seven years for furniture and equipment and three to five years for computer software.
Claims and Drugs Payable
Claims and drugs payable include amounts due to network retail pharmacies for filling prescription drug orders and are recorded as liabilities when claims are processed.
Other Liabilities
Other liabilities include $84,169, $133,032 and $127,085 at December 31, 2008, 2007 and 2006 for outstanding checks not yet presented to our bank.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
2. Significant Accounting Policies (continued)
Income Taxes
We are included in WellPoint’s consolidated federal income tax return. Pursuant to a tax-sharing agreement, or the Agreement, with WellPoint, we pay taxes to WellPoint as though we filed a separate income tax return. Also, pursuant to the Agreement, WellPoint reimburses us for tax benefits in the period in which it is able to utilize such tax benefits on its consolidated income tax return. Accordingly, amounts shown in the combined balance sheets for income taxes payable represent amounts that are payable to WellPoint.
We account for income taxes under the liability method. Under this method, deferred income tax assets and liabilities are recognized for temporary differences between the financial statement and tax return bases of assets and liabilities based on enacted tax rates.
In July 2006, FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (“FIN 48”), was issued. Among other things, FIN 48 creates a model to address uncertainty in tax positions and clarifies the accounting for income taxes by prescribing a minimum recognition threshold, which all income tax positions must achieve before being recognized in the financial statements. In addition, FIN 48 requires expanded annual disclosures, including a rollforward of the beginning and ending aggregate unrecognized tax benefits as well as specific detail related to tax uncertainties for which it is reasonably possible the amount of unrecognized tax benefit will significantly increase or decrease within twelve months. FIN 48 was effective for us on January 1, 2007. The adoption of FIN 48 did not have an impact on our financial position or operating results.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
3. Goodwill and Other Intangible Assets
A summary of the change in the carrying amount of goodwill for 2008, 2007 and 2006 is as follows:

Total
Balance as of January 1, 2006	$167,793
Purchase price allocation adjustments	–

Balance as of December 31, 2006	167,793
Purchase price allocation adjustments	(1,598)

Balance as of December 31, 2007	166,195
Purchase price allocation adjustments	(1,123)

Balance as of December 31, 2008	$165,072

For a period of time after the consummation of a merger or acquisition, the initial fair values allocated to net assets acquired may be subject to change as these fair value estimates are refined. Changes in these fair value estimates are recorded as adjustments to goodwill. In accordance with FAS 141, subsequent to the purchase allocation period, additional changes to fair value of net assets acquired are recorded in current operations, except for certain adjustments related to income taxes, employee termination and other exit activities, which continue to be adjusted to goodwill.
Goodwill adjustments for 2008 and 2007 included reductions of $1,123 and $1,195, respectively, for tax refunds and audit adjustments related to prior years. Goodwill adjustments in 2007 include $377 for the tax benefit on the exercise of stock options issued as part of prior acquisitions and $26 for other audit adjustments.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
3. Goodwill and Other Intangible Assets (continued)
The components of other intangible assets as of December 31 are as follows:

	2008
	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount
Intangible assets with finite lives:
Subscriber base	$103,794	$(37,234)	$66,560

Intangible assets with indefinite life:
Trademarks	63,000	–	63,000

Other intangible assets	$166,794	$(37,234)	$129,560

	2007
	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount
Intangible assets with finite lives:
Subscriber base	$103,794	$(29,032)	$74,762

Intangible assets with indefinite life:
Trademarks	63,000	–	63,000

Other intangible assets	$166,794	$(29,032)	$137,762

	2006
	Gross		Net
	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount
Intangible assets with finite lives:
Subscriber base	$103,794	$(20,177)	$83,617

Intangible assets with indefinite life:
Trademarks	63,000	–	63,000

Other intangible assets	$166,794	$(20,177)	$146,617

Amortization expense for identifiable intangible assets during 2008, 2007 and 2006 was $8,202, $8,855 and $9,311, respectively.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
3. Goodwill and Other Intangible Assets (continued)
As required by FAS 142, we completed our annual impairment tests of existing goodwill and other intangible assets with indefinite lives during the fourth quarters of 2008, 2007 and 2006. These tests involved the use of estimates related to the fair value of the PBM business and require a significant degree of management judgment and the use of subjective assumptions. No impairments were recognized during 2008, 2007 or 2006 as a result of our annual impairment tests.
As of December 31, 2008, future amortization expense for our intangible assets with finite lives for each of the five years ending December 31 is estimated as follows: 2009, $7,866; 2010, $7,372; 2011, $6,878; 2012, $6,384; and 2013, $5,890.
4. Property and Equipment
A summary of property and equipment at December 31 is as follows:

	2008	2007	2006
Land and improvements	$970	$970	$970
Building and components	7,594	7,585	7,456
Data processing equipment, furniture and other equipment	51,816	35,444	23,370
Computer software, purchased and internally developed	28,954	20,055	14,086
Leasehold improvements	12,589	11,971	1,123

	101,923	76,025	47,005
Accumulated depreciation and amortization	(45,705)	(36,861)	(29,231)

Property and equipment, net	$56,218	$39,164	$17,774

Depreciation expense for 2008, 2007 and 2006 was $6,515, $5,466 and $4,343, respectively. Amortization expense on computer software, both purchased and internally developed, for 2008, 2007 and 2006 was $1,972, $2,057 and $2,758. Capitalized costs related to the internal development of software of $16,559, $8,495 and $3,596 at December 31, 2008, 2007 and 2006, respectively, are reported with computer software.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
5. Operating Leases
We lease office space using noncancelable operating leases. At December 31, 2008, future lease payments for operating leases with initial or remaining noncancelable terms of one year or more consisted of the following:

2009	$4,248
2010	4,980
2011	4,341
2012	3,817
2013	3,256
Thereafter	11,410

Total minimum payments required	$32,052

Lease expense for 2008, 2007 and 2006 was $3,073, $2,757 and $226, respectively.
6. Income Taxes
The components of deferred income taxes at December 31 are as follows:

	2008	2007	2006
Deferred tax assets relating to:
Accrued expenses	$4,028	$2,218	$8,058
Bad debt reserves	16,985	17,200	17,586
State income tax	3,213	3,774	3,255
Other	667	484	92

Total deferred tax assets	24,893	23,676	28,991
Valuation allowance	—	—	—

Total deferred tax assets, net of valuation allowance	24,893	23,676	28,991

Deferred tax liabilities relating to:
Depreciation and amortization	(664)	(1,603)	(1,327)
Trademarks and software development	(58,733)	(53,209)	(58,208)
Other	(516)	(1,116)	(1,449)

Total deferred tax liabilities	(59,913)	(55,928)	(60,984)

Net deferred tax liability	$(35,020)	$(32,252)	$(31,993)

Deferred tax asset – current	$19,767	$19,507	$23,307
Deferred tax liability – noncurrent	(54,787)	(51,759)	(55,300)

Net deferred tax liability	$(35,020)	$(32,252)	$(31,993)

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
6. Income Taxes (continued)
Components of the provision for income taxes for the years ended December 31 consist of the following:

	2008	2007	2006
Current tax expense:
Federal	$121,793	$100,883	$96,455
State and local	406	2,317	4,473

Total current tax expense	122,199	103,200	100,928
Deferred tax expense (benefit)	2,692	183	(9,004)

Total income tax expense	$124,891	$103,383	$91,924

A reconciliation of income tax expense recorded in the combined statements of income and amounts computed at the statutory federal income tax rate for the years ended December 31 is as follows:

	2008		2007		2006
	Amount	Percent	Amount	Percent	Amount	Percent
Amount at statutory rate	$123,257	35.0%	$103,212	35.0%	$88,742	35.0%
State and local income taxes, net of federal tax benefit	891	0.3	882	0.3	2,907	1.2
Other, net	743	0.2	(711)	(0.2)	275	0.1

Total income tax expense	$124,891	35.5%	$103,383	35.1%	$91,924	36.3%

We paid cash totaling $76,395, $69,454 and $81,359 to WellPoint for federal income taxes during the years ended December 31, 2008, 2007 and 2006, respectively. At December 31, 2008, we had no unused federal tax net operating loss carryforwards.
7. Related-Party Transactions
We provide integrated PBM services to affiliated companies. We recorded revenues for PBM services provided to affiliates of $14,807,248, $13,408,972 and $12,351,408 in 2008, 2007 and 2006, respectively. This includes co-payment revenue associated with retail pharmacy revenues of $2,899,967, $2,937,585 and $2,846,510 in 2008, 2007 and 2006, respectively.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
7. Related-Party Transactions (continued)
We reimburse affiliated companies for certain administrative services provided to us as described in Note 1. Administrative expenses charged by affiliated companies were $75,356, $48,041 and $44,031 in 2008, 2007 and 2006, respectively, which is included in general and administrative expense in the combined statements of income.
PBM business associates participate in WellPoint sponsored defined benefit pension plans and postretirement benefit plans. We account for certain costs related to the defined benefit pension and post retirement benefit plans as a participant in a multi-employer plan in accordance with FAS No. 87, Employers’ Accounting for Pensions and FAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions. Total costs for these plans are determined by actuarial valuation and the PBM business is allocated costs for these plans from WellPoint.
PBM business associates also participate in WellPoint sponsored defined contribution pension plans and related costs are allocated to the PBM business based on headcount.
We were allocated costs related to these employee benefits of $6,184, $6,767 and $6,482 in 2008, 2007 and 2006, respectively, which are recorded in general and administrative expenses in our combined statements of income. The PBM business will not assume any portion of the defined benefit pension or postretirement benefit plan obligations or plan assets nor will any of the WellPoint benefit plans the PBM business participates in transfer to the PBM business upon its sale.
We participate in the WellPoint Management and Key Associate Stock Plan, which provides WellPoint restricted stock and stock options to select key associates as a reward for performance and contribution. In addition, certain PBM business associates participate in WellPoint’s Employee Stock Purchase Plan, which allows for the purchase of WellPoint common stock at a discount. WellPoint accounts for all share-based compensation plans in accordance with FAS No. 123 (revised December 2004), Share-Based Payment. In 2008, 2007 and 2006, we received share-based compensation expense of $5,282, $11,588 and $11,404, respectively, via an allocation from WellPoint.
We paid distributions of $145,000, $150,000 and $65,000 to WellPoint and/or certain of its consolidated subsidiaries during the years ended December 31, 2008, 2007 and 2006, respectively.

Pharmacy Benefit Management Business of WellPoint, Inc.
Notes to Combined Financial Statements
December 31, 2008
(In thousands)
8. Commitments and Contingencies
We are involved in pending and threatened litigation of the character incidental to the business transacted and are, from time to time, involved as a party in various governmental and administrative proceedings. We believe that any liability that may result from any one of these actions is unlikely to have a material adverse effect on our financial position or results of operations.